Exhibit 99.B(d)(s)(1)

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED PORTFOLIO MANAGEMENT AGREEMENT

This Amendment effective the 31st day of October, 2016 to the Amended and Restated Portfolio Management Agreement (the “Agreement”) dated October 8, 2015, by and among Pacific Life Fund Advisors LLC (“Investment Adviser”), a Delaware limited liability company, Massachusetts Financial Services Company, a Delaware Corporation doing business as MFS Investment Management (“Subadviser”), and Pacific Select Fund, a Delaware Statutory Trust (“Trust”).

WHEREAS, Investment Adviser, Subadviser, and the Trust (collectively, “the Parties”, and individually, a “Party” are parties to the Agreement;

WHEREAS, the Parties mutually desire to amend the Agreement as set forth herein;

WHEREAS, the Trust has retained the Investment Adviser to render investment advisory services to the various funds of the Trust pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a subadviser to discharge the Investment Adviser’s responsibilities with respect to the investment management of such funds;

WHEREAS, the Parties desire to appoint the Subadviser to serve as subadviser to an additional fund of the Trust;

NOW THEREFORE, in consideration of the premises, promises and mutual covenants herein contained and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.             The Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/Carleton J. Muench	By:	/s/ Laurene E. MacElwee
Name:	Carleton J. Muench	Name:	Laurene E. MacElwee
Title:	VP & Investment Oversight	Title:	VP & Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY dba MFS INVESTMENT MANAGEMENT

By:	/s/ Mark N. Polebaum
Name:	Mark N. Polebaum
Title:	Executive Vice Present, General Counsel and Secretary

PACIFIC SELECT FUND

By:	/s/ Carleton J. Muench	By:	/s/ Laurene E. MacElwee
Name:	Carleton J. Muench	Name:	Laurene E. MacElwee
Title:	Vice President	Title:	VP & Assistant Secretary